UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey  08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Renewal of $1.5 Billion of U.S. Fleet Vehicle Lease Conduit Financing

On June 27, 2012, Chesapeake Funding LLC (“Chesapeake”), an indirect wholly-owned subsidiary of PHH Corporation (“PHH,” the “Company,” “we” or “our”), amended and restated its Amended and Restated Series 2010-1 Indenture Supplement (the “A&R Series 2010-1 Supplement”), among Chesapeake, as issuer, PHH Vehicle Management Services, LLC (“PHH VMS”), a wholly-owned subsidiary of the Company, as administrator, JPMorgan Chase Bank N.A. (“JPMorgan”), as administrative agent, certain non-conduit purchasers, certain CP conduit purchaser groups and funding agents for the CP conduit purchaser groups as set forth therein and The Bank of New York Mellon (“BNY”), as indenture trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008 (as amended as of May 28, 2009, the “A&R Base Indenture”), between Chesapeake, as issuer, and BNY, as indenture trustee.

On June 27, 2012, Chesapeake also amended and restated its Series 2011-1 Indenture Supplement (the “A&R Series 2011-1 Supplement”), among Chesapeake, as issuer, PHH VMS, as administrator, JPMorgan, as administrative agent, certain non-conduit purchasers, certain CP conduit purchaser groups and funding agents for the CP conduit purchaser groups as set forth therein and BNY, as indenture trustee, to the A&R Base Indenture.

As a result of entering into the A&R Series 2010-1 Supplement and the A&R Series 2011-1 Supplement, Chesapeake’s Series 2010-1 Floating Rate Asset Backed Investor Notes, Class B and Series 2011-1 Floating Rate Asset Backed Investor Notes, Class B were repaid in full, the scheduled expiration of the revolving period for each of the Series 2010-1 Notes and the Series 2011-1 Notes (each such term as defined below) was extended.

Pursuant to the A&R Series 2010-1 Supplement, Chesapeake may issue from time to time up to $875 million in aggregate principal amount of its Series 2010-1 Floating Rate Asset Backed Variable Funding Investor Notes (“Series 2010-1 Notes”).  Pursuant to the A&R Series 2011-1 Supplement, Chesapeake may issue from time to time up to $625 million in aggregate principal amount of its Series 2011-1 Floating Rate Asset Backed Variable Funding Investor Notes (“Series 2011-1 Notes”).

As of June 27, 2012, unused revolving capacity under the Series 2010-1 Notes and Series 2011-1 Notes of approximately $330 million and $236 million, respectively, or approximately $566 million in the aggregate remains available under the Series 2010-1 Notes and Series 2011-1 Notes to finance the Company’s U.S. fleet vehicle leases. The revolving period for the Series 2010-1 Notes and the Series 2011-1 Notes expires on June 26, 2013, and June 26, 2014, respectively, subject to extension pursuant to the terms of the A&R Series 2010-1 Supplement and the A&R Series 2011-1 Supplement, respectively. Unless otherwise extended, upon expiry, the Series 2010-1 Notes and the Series 2011-1 Notes will amortize in accordance with their respective terms and noteholders will be repaid as lease payments are received over the lease term of the vehicle leases and related assets that collateralize such notes.

The Series 2010-1 Notes and the Series 2011-1 Notes bear interest at variable rates payable monthly. The A&R Series 2010-1 Supplement and the A&R Series 2011-1 Supplement each incorporate by reference from the A&R Base Indenture certain customary covenants that limit Chesapeake’s ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. Chesapeake has the option to redeem in full the Series 2010-1 Notes and the Series 2011-1 Notes upon notice at a redemption price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hayden Separation Agreement

On June25, 2012, PHH Corporation (“we”, “us” or the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Luke Hayden, the Company’s former Executive Vice President, Mortgage. As previously disclosed, Mr. Hayden left the Company on March 12, 2012 (the “Termination Date”) to pursue other opportunities.

The Separation Agreement provides that during the period following the Termination Date through March 11, 2013 (the “Severance Period”), Mr. Hayden will be eligible to receive severance in an amount equal to his annual base salary of $468,000 payable in bi-weekly installments.  Payments that would have been made after the Termination Date and prior to the effective date of the Separation Agreement will be paid with the first bi-weekly installment after the Separation Agreement becomes effective.  Mr. Hayden will also be eligible to receive a lump-sum cash payment of $200,000, representing the amount earned by Mr. Hayden for 2011 under the PHH Corporation Management Incentive Plan.  Mr. Hayden will not receive any payments for 2012 under the PHH Corporation Management Incentive Plan.

In addition, Mr. Hayden will (i) be eligible for reimbursement for COBRA health care continuation premiums, if COBRA coverage is elected by Mr. Hayden and his eligible dependents, until the earlier of the date that Mr. Hayden becomes eligible for coverage under another group health plan or March 31, 2013, and (ii) be reimbursed for the cost of outplacement assistance up to $15,000 for services through December 31, 2012.

These severance benefits are being paid or provided in exchange for Mr. Hayden executing a release of claims against the Company. Mr. Hayden will continue to receive these benefits only if he complies with certain restrictive covenants, including, without limitation, a covenant not to compete with the Company from June 13, 2012, through March 11, 2013 (the “Restriction Period”), covenants not to solicit the Company’s customers, clients, or employees during the Restriction Period, and a covenant protecting the Company’s confidential information. If Mr. Hayden fails to comply with these restrictive covenants, the Company is entitled to suspend making further payments or benefits under the Separation Agreement, no further payments or benefits under the Separation Agreement will be due to him, and he will be obligated to repay to the Company the amounts paid to him in cash under the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 8.01.                Other Events.

Renewal of RBS $500 Million Committed Mortgage Warehouse Facility

On June 22, 2012, PHH Mortgage Corporation (“PHH Mortgage”), a wholly owned subsidiary of the Company, entered into certain amendments with The Royal Bank of Scotland plc (“RBS”) to, among other things, extend the term of PHH Mortgage’s $500 million committed mortgage warehouse financing facility with RBS for an additional 364 days (the “RBS Facility”) and to eliminate $200 million of uncommitted mortgage warehouse financing capacity.  As a result of the amendments, the RBS Facility is scheduled to terminate on June 21, 2013, unless terminated earlier in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 10.1	Separation Agreement between PHH Corporation and Luke Hayden, dated as of June 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown
Name: William F. Brown
Title: Senior Vice President, General Counsel & Secretary

Dated: June 28, 2012